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                                                                     Exhibit  99


[TELXON LOGO]
                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE


                   TELXON REPORTS FIRST QUARTER FY 1997 RESULTS

         AKRON, OHIO, July 17, 1996 - - Telxon Corporation (TLXN - Nasdaq - NNM) today reported results for its fiscal 1997 first quarter ended June 30, 1996.
        For the quarter ended June 30, 1996, the company reported results in line with earlier management guidance, recording revenues of $112.4 million and a net loss of $.29 per share. The first quarter revenues represent an 8.5% increase from revenues of $103.5 million recorded in the same quarter of the prior year. The net loss in the quarter ended June 30, 1996, was $4.8 million compared to net income of $2.2 million, or $.14 per share, in the year earlier quarter.
        Robert F. Meyerson, Chairman and Chief Executive Officer, stated, "The revenue and cost issues we cited in our June 19th announcement are reflected in the results of the first quarter. Our industry is now fully into the phase of virtual product transition which requires more rapid development, lower costs and more precise execution. By initiating major efficiency improvements and cost reductions now, Telxon is preparing for this change in market conditions."
        Meyerson continued, "The Board of Directors named Frank E. Brick, who was named President and Chief Operating Officer on June 19, as a member of the Board, replacing William J. Murphy. Brick has already put in process a number of actions which are expected to improve overall performance."
        Brick indicated, "We have begun the process of streamlining operations across the board at Telxon. We have already taken steps to reduce the number of products offered and to achieve greater efficiencies in manufacturing. We are reducing employee headcount by 200 or approximately 10 percent of the overall workforce. Reductions are occurring in manufacturing, the deconsolidation of subsidiaries, and other operating areas. Actions taken to date and in process are expected to decrease costs by $4.5 to






             Telxon Corporation/Corporate Communications Department
          3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
                        800-800-8001/Fax (330) 873-2058





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$5.0 million per quarter from current run-rates. We will continue to review all aspects of our business and expect to take further actions to achieve more effective and efficient operations."
        Brick continued, "Telxon continues as a leading producer of wireless and mobile transaction systems and products. The value of investments the company has made in technology and technical subsidiaries is important to the company's future success. Our sales and marketing force is the best in serving our targeted vertical markets. Our renewed focus on cost containment and efficiency should produce the sustainable long-term growth in profits we expect and allow us to continue to supply industry leading products and services to our customers."
        Kenneth W. Haver, Senior Vice President and Chief Financial Officer, added, "Successful implementation of our cost-cutting initiatives should allow Telxon to return to profitability, on sales growth of 8-10%, in the second half sufficient to produce profits for the full year. Planned changes, including a decrease in accounts receivable DSO, are expected to produce positive operating cash flow for the year. Telxon's financial condition remains strong, with net worth of $156 million and working capital of $178 million."
        Previously, Telxon announced that its Board of Directors had authorized the company to repurchase up to three million of its outstanding common shares in open market transactions over the next year depending on market conditions.
        Other than the historical financial information reported above, this news release constitutes forward-looking statements that are inherently subject to risks and uncertainties which could cause Telxon's actual results to differ materially from the forward-looking statements. The important factors affecting the realization of those results include, without limitation, general and industry-specific economic conditions, the company's ability to timely develop, introduce and gain market acceptance of new and enhanced products, competitive pressures and rapid technological change, and its ability to identify, acquire and manage new businesses and technologies while controlling manufacturing and other costs. Reference should be made to the discussion of these and other factors affecting Telxon's business and results as included from time to time in the company's filings with the Securities and Exchange Commission.



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         Telxon Corporation is a leading global designer and manufacturer of wireless and mobile transaction solution systems for vertical markets. The company integrates advanced mobile computing and wireless data communication technology with a wide array of peripherals, application-specific software and global technical services for its customers in more than 50 countries around the world. Telxon's executive, engineering, marketing and sales offices are headquartered in Akron, Ohio; its world manufacturing and domestic customer service facilities are located in Houston, Texas. Telxon International Division is headquartered in Brussels, Belgium. Telxon's World Wide Web site address is: http://www.telxon.com.

                                      # # #
For more information:

Alex L. Csiszar
Senior Director, Investor Relations
Telxon Corporation
(330) 873-2961





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Telxon Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEET
- --------------------------
(Dollars in thousands, except per share data)

                                                          JUNE 30,    MARCH 31,
                                                           1996         1996
                                                         ---------    ---------
                                                        (Unaudited)
ASSETS

Current assets:
         Cash and short-term investments .............   $  18,681    $  35,730
         Accounts receivable, net ....................     119,051      133,592
         Notes and other accounts receivable .........       9,349        9,522
         Inventories............ .....................     107,581      111,132
         Prepaid expenses and other ..................       9,846        9,939
                                                         ---------    ---------
                  Total current assets ...............     264,508      299,915
         Property and equipment, net .................      54,710       54,673
         Intangible and other assets, net ............      37,598       34,621
                                                         ---------    ---------
                  Total ..............................   $ 356,816    $ 389,209
                                                         =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Notes payable ...............................   $   7,870    $      66
         Current portion of long-term debt ...........       1,156        1,156
         Accounts payable ............................      37,970       59,620
         Capital lease obligations due within one year         812          897
         Accrued liabilities .........................      38,982       52,181
                                                         ---------    ---------
                  Total current liabilities ..........      86,790      113,920
Capital lease obligations ............................       1,787        1,982
Convertible subordinated debentures ..................     107,224      107,224
Long-term debt .......................................       1,265        1,331
Other long-term liabilities ..........................       3,914        3,562
                                                         ---------    ---------
                  Total ..............................     200,980      228,019

Stockholders' equity:
         Preferred Stock, $1.00 par value per share;
              500,000 shares authorized, none issued .        --           --
         Common Stock, $.01 par value per share;
              50,000,000 shares authorized, 16,148,923
              and 16,096,193 shares outstanding ......         161          161
         Additional paid-in capital ..................      86,239       85,750
         Retained earnings ...........................      73,299       78,096
         Equity adjustment for foreign currency
              translation ............................      (2,182)      (2,064)
         Unearned restricted stock awards ............        (630)        (753)
         Treasury stock, 100,000 shares at cost.......      (1,051)          --
                                                         ---------    ---------
                  Total stockholders' equity .........     155,836      161,190
                                                         ---------    ---------
                  Total ..............................   $ 356,816    $ 389,209
                                                         =========    =========


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Telxon Corporation and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME
- --------------------------------
(In thousands, except per share amounts)

                                                        THREE MONTHS
                                                        ENDED JUNE 30,
                                                      -----------------
                                                      1996          1995
                                                     ------       -------
                                                         (Unaudited)
Revenues:
       Product .................................   $  94,025    $  87,944
       Customer service ........................      18,358       15,597
                                                   ---------    ---------
              Total revenues ...................     112,383      103,541

       Cost of revenues ........................      76,864       60,414
                                                   ---------    ---------

       Gross profit ............................      35,519       43,127

Operating expenses:
       Selling expenses ........................      21,108       19,668
       Product development and engineering
           expenses ............................      11,086        9,585
       General and administrative expenses .....      11,269        9,136
                                                   ---------    ---------
                                                      43,463       38,389

              Income (loss) from operations ....      (7,944)       4,738

Interest income ................................         215          143
Interest expense ...............................      (1,970)      (1,166)

              Other non-operating income .......         105           --
                                                   ---------    ---------
              Income before income taxes .......      (9,594)       3,715

Provision (benefit) for income taxes ...........      (4,797)       1,486
                                                   ---------    ---------

              Net income (loss) ................   $  (4,797)   $   2,229
                                                   =========    =========

Earnings per common and common equivalent share:

              Net income (loss) per share ......   $    (.29)   $     .14
                                                   =========    =========

Average number of common and common
     equivalent shares outstanding .............      16,544       16,102
                                                   =========    =========